Exhibit 3.2

BILLIONTOONE, INC.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

As Adopted October 7, 2025 and

As Effective November 7, 2025

BILLIONTOONE, INC.

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

As Adopted October 7, 2025 and

As Effective November 7, 2025

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meetings. If required by applicable law or as otherwise determined by the Board of Directors (the “Board”) of BillionToOne, Inc. (the “Corporation”), an annual meeting of stockholders shall be held for the election of directors at such date and time as the Board shall each year fix. The meeting may be held either at a place, within or without the State of Delaware as permitted by the Delaware General Corporation Law (the “DGCL”), or by means of remote communication as the Board in its sole discretion may determine. Any other proper business may be transacted at the annual meeting. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

Section 1.3 Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 7.1.1 of these Bylaws) stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 1.4 Adjournments. Notwithstanding Section 1.5 of these Bylaws, the chairperson of the meeting shall have the power to recess or adjourn any meeting of stockholders, annual or special, to another time, date and place (if any) regardless of whether a quorum is present, at any time and for any reason. Any meeting of stockholders, annual or special, may be adjourned from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication, (iii) set forth in the notice of meeting, or (iv) provided in any other manner permitted by the DGCL; provided, however, that if (x) the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting or (y) after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.5 Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 1.6 Organization. Meetings of stockholders shall be presided over by (a) a director or officer of the Corporation as the Board may designate, or (b) in the absence of such a person, the Chairperson of the Board, or (c) in the absence of such person, the Chief Executive Officer of the Corporation, or (d) in the absence of such person, the Chief Legal Officer or General Counsel of the Corporation, or (e) in the absence of such person, the Lead Independent Director, or (f) in the absence of such person, by a Vice President. The Secretary of the Corporation or such other person as may be designated by the Board shall act as secretary of the meeting; provided that, in the absence of the Secretary or such other person, the chairperson of the meeting may appoint any other person to act as secretary of the meeting.

Section 1.7 Voting; Proxies. Each stockholder of record entitled to vote at a meeting of stockholders, or to take corporate action by consent without a meeting, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as may be required in the Certificate of Incorporation, at all meetings of stockholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. At all meetings of stockholders at which a quorum is present, unless a different or minimum vote is required by applicable law, rule or regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.

Section 1.8 Fixing Date for Determination of Stockholders of Record.

1.8.1 Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at the meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

1.8.2 Stockholder Action by Consent in Lieu of a Meeting. If stockholders are not prohibited from acting by consent in lieu of a meeting pursuant to the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board pursuant to the first sentence of this Section 1.8.2, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting (if stockholders are not prohibited from acting by consent in lieu of a meeting pursuant to the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section

228 of the DGCL. If no record date has been fixed by the Board pursuant to the first sentence of this Section 1.8.2, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

1.8.3 Dividends, Distributions, or Rights. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board, then the record date for determining stockholders for any such purpose shall be at 5:00 p.m. Pacific Time on the day on which the Board adopts the resolution relating thereto.

Section 1.9 List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date, (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10 Inspectors of Elections.

1.10.1 Applicability. Unless otherwise required by the Certificate of Incorporation or by applicable law, the following provisions of this Section 1.10 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 1.10 shall be optional, and at the discretion of the Board.

1.10.2 Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

1.10.3 Inspector’s Oath. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

1.10.4 Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

1.10.5 Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

1.10.6 Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies pursuant to Section 211(a)(2)b.(i) of the DGCL, or in accordance with Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.10 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.11 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) restricting the use of audio/video recording devices and cell phones; and (vii) complying with any state and local laws and regulations concerning safety and security. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting consistent with the provisions of these Bylaws, applicable laws and regulations or other requirements provided to the stockholders in accordance with applicable law, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.12 Notice of Stockholder Business; Nominations.

1.12.1 Annual Meeting of Stockholders.

(a) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.12 (the “Record Stockholder”), who is entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 1.12 in all applicable respects. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders, and such stockholder must fully comply with the notice and other procedures set forth in this Section 1.12 to make such nominations or propose business before an annual meeting.

(b) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to Section 1.12.1(a) of these Bylaws:

(i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12;

(ii) such other business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for stockholder action;

(iii) if the Proposing Person (as defined below) has provided the Corporation with a Solicitation Notice (as defined below), such Proposing Person must, in the case of a proposal other than the nomination of persons for election to the Board, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under the Certificate of Incorporation and applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Record Stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

(iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.12, the Proposing Person proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.12. To be timely, a Record Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Pacific Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Pacific Time on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Certificate of Incorporation) are first publicly traded, be deemed to have occurred on May 1, 2025); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Record Stockholder to be timely must be so delivered (A) no earlier than 5:00 p.m. Pacific Time on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than 5:00 p.m. Pacific Time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Pacific Time on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for providing the Record Stockholder’s notice.

(c) As to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:

(i) the name, age, business address and residence address of such person;

(ii) the principal occupation or employment of such nominee;

(iii) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined below);

(iv) the date or dates such shares were acquired and the investment intent of such acquisition;

(v) all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;

(vi) such person’s written consent to being named in the Corporation’s proxy statement as a nominee, to the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 1.12 and to serving as a director if elected;

(vii) whether such person meets the independence requirements of the stock exchange upon which any class of the Corporation’s Common Stock is primarily traded;

(viii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such Proposing Person or any of its respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person or any of its respective affiliates and associates were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(ix) a completed and signed questionnaire, representation and agreement required by Section 1.12.2 of these Bylaws.

(d) As to any business other than the nomination of a director or directors that the Record Stockholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:

(i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Proposing Person, including any anticipated benefit to any Proposing Person therefrom; and

(ii) a description of all agreements, arrangements and understandings between or among any such Proposing Person and any of its respective affiliates or associates, on the one hand, and any other person or persons, on the other hand, (including their names) in connection with the proposal of such business by such Proposing Person;

(e) As to each Proposing Person giving the notice, such Record Stockholder’s notice shall set forth:

(i) the current name and address of such Proposing Person, including, if applicable, the name and address of the Proposing Person as they appear on the Corporation’s stock ledger, if different;

(ii) the class or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;

(iii) whether and the extent to which any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of shares of stock of the Corporation that are separated or separable from the underlying shares of the Corporation) or any short interest in any security of the Corporation (it being understood that, for purposes of this Bylaw, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees) is held directly or indirectly by or for the benefit of such Proposing Person, including without limitation, whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation (any of the foregoing, a “Short Interest”);

(iv) any proportionate interest in shares of stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(v) any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any Competitor (as defined below) (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(vi) any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held by such Proposing Person and/or any of its respective affiliates or associates;

(vii) any other material business or financial relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any Competitor, on the other hand;

(viii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Person and/or any of its respective affiliates or associates;

(ix) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;

(x) such Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 1.12;

(xi) a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(xii) a representation whether such Proposing Person will or is part of a group that will (x) deliver, in the case of a proposal of business other than nominations, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or in the case of any non-exempt solicitation made with respect to any director nomination, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of the Corporation’s stock entitled to vote generally in the election of directors, and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination; and

(xiii) any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation.

The disclosures to be made pursuant to the foregoing clauses (ii), (iii), (iv) and (vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(f) A stockholder providing written notice required by this Section 1.12 shall update such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting and (ii) 5:00 p.m. Pacific Time on the tenth (10th) business day prior to the meeting or any adjournment or postponement thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting, and, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

1.12.2 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, the person proposed to be nominated must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a completed and signed questionnaire in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made and a signed representation and agreement (in the form available from the Secretary upon written request) that such person: (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could reasonably be expected to limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed to the Corporation, (c) if elected as a director of the Corporation, subject to fiduciary duties as a director, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation, (d) if elected as a director of the Corporation, subject to fiduciary duties as a director, will comply with all corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the Corporation publicly disclosed from time to time, (e) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director and (f) intends to serve as a director for the full term for which such individual is to stand for election.

1.12.3 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in this Section 1.12 in all applicable respects. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.12.1(b) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than the one hundred and twentieth (120th) day prior to such special meeting and (ii) no later than 5:00 p.m. Pacific Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for providing such notice.

1.12.4 General.

(a) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at a meeting of stockholders and serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether each Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Proposing Person’s nominee or proposal in compliance with the representation required by Section 1.12.1(e)(vii)) and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder (as defined below)) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the date of the meeting and any adjournment or postponement thereof, reasonable evidence that it or such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(b) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.12 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

1.12.5 For purposes of these Bylaws the following definitions shall apply:

(A) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

(B) “Associated Person” shall mean, with respect to any subject stockholder or other person (including any proposed nominee), (1) any person directly or indirectly controlling, controlled by or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or other person, (3) any associate of such stockholder or other person, and (4) any person directly or indirectly controlling, controlled by or under common control with any such Associated Person;

(C) “Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation;

(D) “Competitor” shall mean any entity that provides products or services that would reasonably be understood as products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates;

(E) “Proposing Person” shall mean (1) the Record Stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a stockholder meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made, and (3) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made;

(F) “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(G) to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary of the Corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.

Section 1.13 Delivery to the Corporation. Whenever this Article I, Section 1.12 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), unless the Corporation elects otherwise, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number; Qualifications. The total number of directors constituting the Whole Board shall be fixed from time to time in the manner set forth in the Certificate of Incorporation and the term “Whole Board” shall have the meaning specified in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

Section 2.2 Election; Resignation; Removal; Vacancies. Election of directors need not be by written ballot. Unless otherwise provided by the Certificate of Incorporation and subject to the special rights of holders of any outstanding series of Preferred Stock to elect directors, the Board shall be divided into three classes, designated as Class I, Class II and Class III. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at a later time or upon the happening of an event. Subject to the special rights of holders of any outstanding series of Preferred Stock to elect directors, directors may be removed as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.

Section 2.3 Regular Meetings. Regular meetings of the Board may be held at such places, if any, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places, if any, thereof are fixed by resolution of the Board.

Section 2.4 Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director or a majority of the members of the Board then in office and may be held at any time, date or place, if any, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place, if any, of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, facsimile, electronic mail or other means of electronic transmission; provided, however, that if, under the circumstances, the Chairperson of the Board, the Lead Independent Director or the Chief Executive Officer calling a special meeting deems that more immediate action is necessary or appropriate, notice may be delivered on the day of such special meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.5 Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board, directors representing a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 2.7 Organization. Meetings of the Board shall be presided over by (a) the Chairperson of the Board, or (b) in the absence of such person, the Lead Independent Director, or (c) in such person’s absence, by the Chief Executive Officer (if also a director), or (d) in such person’s absence, by a chairperson chosen by the Board at the meeting. Unless otherwise determined by the Board, the Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Unanimous Action by Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9 Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 2.10 Compensation of Directors. Members of the Board, as such, may receive, pursuant to a duly approved director compensation policy or other resolution of the Board or duly authorized committee of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.

ARTICLE III

COMMITTEES

Section 3.1 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

Section 3.2 Committee Rules. Each committee shall keep records of its proceedings and make such reports as the Board may from time to time request. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to any such subcommittee any or all of the powers and authority of the committee.

ARTICLE IV

OFFICERS; CHAIRPERSON; LEAD INDEPENDENT DIRECTOR

Section 4.1 Generally. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer and may consist of such other officers as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chief Executive Officer, the Chief Financial Officer, the Secretary or the Treasurer. Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal. Any number of offices may be held by the same person. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board and the Board may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.

Section 4.2 Chief Executive Officer. Except as may be otherwise determined by the Board from time to time and subject to the provisions of these Bylaws, the powers and duties of the Chief Executive Officer of the Corporation are:

(a) to act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;

(b) subject to Section 1.6 of these Bylaws, to preside at all meetings of the stockholders;

(c) subject to Section 1.2 of these Bylaws, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper;

(d) to affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation (if any); and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation; and

(e) all other duties and powers that are commonly incident to the office of the Chief Executive Officer.

Section 4.3 Chairperson of the Board. Subject to the provisions of Section 2.7 of these Bylaws, the Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe. The Chairperson of the Board may or may not be an officer of the Corporation.

Section 4.4 Lead Independent Director. The Board may, in its discretion, elect a lead independent director from among its members that are Independent Directors (as defined below) (such director, the “Lead Independent Director”). The Lead Independent Director shall preside at all meetings at which the Chairperson of the Board is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the exchange upon which the Corporation’s Class A Common Stock is primarily traded.

Section 4.5 President. Unless otherwise determined by the Board, the person holding the office of Chief Executive Officer shall be the President of the Corporation to the extent such position is deemed necessary or advisable with respect to any corporate requirements or similar governance matters. Subject to the provisions of these Bylaws and as otherwise may be determined by the Board, the President shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.

Section 4.6 Chief Financial Officer. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 4.7 Treasurer. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another person as the Treasurer of the Corporation. The person holding the office of Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

Section 4.8 Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or that are delegated to him or her by the Board or the Chief Executive Officer.

Section 4.9 Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 4.10 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer of the Corporation to any other officers or agents of the Corporation, notwithstanding any provision hereof.

Section 4.11 Removal. Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

Section 4.12 Voting Shares in Other Business Entities. The Chairperson, the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any other person authorized by the Board may vote, and otherwise exercise on behalf of the Corporation any and all rights and powers incident to the ownership of, any and all shares of stock or other equity interests held by the Corporation in any other corporation or other business entity. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 4.13 Execution of Corporate Contracts and Instruments. Except as otherwise determined by the Board or otherwise provided in these Bylaws, the Chief Executive Officer, Chief Financial Officer, Secretary and General Counsel, and any other officers, employees or agents of the Corporation designated by the Board or Chief Executive Officer, or other officers, employees or agents of the Corporation specifically delegated authority by the foregoing authorized persons, shall have power to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters. In the absence of such designation referred to above, the officers of the Corporation shall have such power to the extent incident to the normal performance of their duties.

ARTICLE V

STOCK

Section 5.1 Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be uncertificated shares (and the Board’s adoption of these Bylaws shall constitute a resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares); provided, however, that the resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation (it being understood that each of the Chairperson of the Board, the Vice-Chairperson of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3 Other Regulations. Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful; provided that to the extent a present or former director or officer has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith without regard to whether such Indemnitee met the standard of conduct otherwise necessary to demonstrate an entitlement to indemnification. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 6.5 of these Bylaws, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board.

Section 6.2 Advance of Expenses. The Corporation shall to the fullest extent permitted by applicable law pay all expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the advancement of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3 Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

Section 6.4 Indemnification Contracts. The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.

Section 6.5 Right of Indemnitee to Bring Suit. The following shall apply to the extent not in conflict with any indemnification contract provided for in Section 6.4 of these Bylaws.

6.5.1 Right to Bring Suit. If a claim under Section 6.1 or 6.2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct which makes it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the Indemnitee for the amount claimed.

6.5.2 Effect of Determination. The absence of a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law shall not create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

6.5.3 Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the Corporation.

Section 6.6 Nature of Rights. The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, repeal or modification. Any reference to an officer of the Corporation in this Article VI shall be deemed to refer exclusively to the Chief Executive Officer, President, Treasurer, Chief Financial Officer, and Secretary of the Corporation appointed pursuant to Article IV of these Bylaws, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors or by the Chief Executive Officer pursuant to Article IV of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VI.

Section 6.7 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE VII

NOTICES

Section 7.1 Notice.

7.1.1 Form and Delivery. Except as otherwise specifically required in these Bylaws (including, without limitation, Section 7.1.2 of these Bylaws) or by applicable law, all notices required to be given pursuant to these Bylaws may (a) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid, or by courier service or electronic mail in the manner provided in Section 232 of the DGCL or, if specifically consented to by the stockholder as described in Section 7.1.2 of these Bylaws, by sending such notice by a form of electronic transmission other than electronic mail in the manner prescribed by Section 232 of the DGCL. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, postage prepaid, (c) in (i) the case of delivery by overnight express courier to a director, when dispatched or (ii) the case of delivery by courier service to a stockholder, the earlier of when the notice is received or left at such stockholder’s address, and (d) in (i) the case of delivery by electronic mail, when directed to the director’s or stockholder’s electronic mail address unless, in the case of a stockholder, the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the last sentence of Section 7.1.2 of these Bylaws or (ii) the case of delivery via facsimile or other form of electronic transmission (other than electronic mail) at the time provided in Section 7.1.2 of these Bylaws.

7.1.2 Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission (other than electronic mail) consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL. Notice given pursuant to this Section 7.1.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iii) if by any other form of electronic transmission (other than electronic mail), when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given to stockholders by an electronic transmission from and after the time that (a) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation, (b) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

7.1.3 Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board.

Section 8.2 Seal. The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.

Section 8.3 Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of any other information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases), electronic or otherwise, provided that the records so kept can be converted into clearly legible paper form within a reasonable time and otherwise comply with the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

Section 8.4 Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 8.5 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 8.6 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless otherwise specifically provided, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE IX

AMENDMENT

Subject to the terms of the Certificate of Incorporation and applicable law, these Bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the Board or the stockholders.

CERTIFICATION OF AMENDED AND RESTATED BYLAWS

OF

BILLIONTOONE, INC.

(a Delaware corporation)

I, Thomas P. Lynch, certify that I am Secretary of BillionToOne, Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and complete copy of the Amended and Restated Bylaws of the Corporation in effect as of the date of this certificate.

Dated: November 7, 2025

/s/ Thomas P. Lynch
Thomas P. Lynch General Counsel and Secretary